Exhibit 32.11

California Micro Devices

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with Amendment No. 1 on Form 10-Q/A (the “Amendment”) to the periodic report of California Micro Devices (the “Company) on Form 10-Q for the period ended June 30, 2004 as filed with the Securities and Exchange Commission, I, Robert V. Dickinson, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(i)	the Amendment fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(ii)	the information in the Amendment fairly represents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: June 30, 2005	By:	/S/ ROBERT V. DICKINSON
Robert V. Dickinson
Chief Executive Officer

[1]	The material contained in this Exhibit 32.1 is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.